Exhibit 99.1

FOR IMMEDIATE RELEASE

Cole Corporate Income Trust Stockholders Approve Merger with Select Income REIT

Phoenix, Arizona, January 27, 2015 – Cole Corporate Income Trust, Inc. (“CCIT”), a real estate investment trust managed by Cole Capital®, announced that, at a special meeting of stockholders held earlier today, CCIT stockholders approved the proposal related to the merger of CCIT with and into a wholly owned subsidiary of Select Income REIT (“SIR”), pursuant to the definitive merger agreement dated August 30, 2014.

At CCIT’s stockholder meeting, approximately 92.8% of CCIT’s shares voted were in favor of the merger, representing approximately 60.7% of all CCIT shares eligible to vote.

“Today’s results are a testament to the strength of our talented team of financial services and real estate professionals, the Cole Capital platform, our institutional-quality net lease investment strategy and our commitment to delivering results for the valued stockholders of our non-listed REIT programs,” said Michael Ezzell, Chief Executive Officer and President of Cole Capital.

SIR, a single tenant net lease office and industrial REIT, also held its special meeting of shareholders earlier today, where, we understand, SIR stockholders approved the issuance of SIR common shares to the stockholders of CCIT in connection with the transaction. CCIT and SIR expect to close the merger in the coming days, subject to customary closing conditions described in the merger agreement.

In connection with the merger, CCIT stockholders had the ability to elect to receive either $10.50 in cash or 0.36 common shares of SIR for each share of CCIT common stock they held, subject to the limitation that neither the cash nor the share consideration exceed 60.0% of the total consideration. Additionally, CCIT stockholders who receive stock will have no lock-up after closing. Upon closing of the transaction, CCIT stockholders are expected to own approximately 32% of SIR’s outstanding shares, based upon a 60% cash election.

“CCIT’s disciplined investment strategy of acquiring and actively managing high quality, income-producing properties, net-leased long-term to creditworthy corporate tenants created an institutional-quality portfolio of office and industrial assets that will immediately enhance the SIR portfolio to the benefit of its shareholders,” noted Mark Selman, President and CEO of CCIT.

William Stanley, interim Chairman and CEO of American Realty Capital Properties, Inc. (“ARCP”), which sponsors CCIT and other non-listed REITs through Cole Capital, its wholly owned private capital management business and direct investment wholesale broker dealer, said: “As a leading sponsor of non-traded REITs, Cole Capital has now been able to deliver four successful liquidity events in the past two years, creating value for investors in those non-listed REIT offerings, as well as contributing effectively to the overall business of ARCP.”

About Cole Corporate Income Trust, Inc.

CCIT is a public, non-listed REIT managed by Cole Capital that owns and manages “necessity corporate” properties. Necessity corporate properties are considered to be essential to the day-to-day operations of a corporation’s business, which include distribution facilities, warehouses, manufacturing plants, and corporate or regional headquarters. CCIT started raising capital in 2011 and completed its $2.0 billion capital raise in September 2013.

About Cole Capital®

Cole Capital is the private capital management business of American Realty Capital Properties, Inc. (NASDAQ: ARCP). As an industry leading non-listed REIT sponsor, Cole Capital creates innovative net lease real estate products that serve individual investors and financial professionals. Built on 35 years of experience and real estate acquisitions of more than $14 billion, Cole Capital’s net lease strategy seeks to collect rent from industry-leading corporations and provide a stream of income to investors through non-listed REITs. Additional information about Cole Capital and its products can be found on its website at www.colecapital.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements about the plans, strategies and prospects of SIR and CCIT and the proposed merger between SIR and CCIT are based on CCIT’s current information, estimates and projections. Such statements involve significant known and unknown risks and uncertainties that may cause SIR’s or CCIT’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the risk that a condition to closing of the proposed transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of SIR’s and CCIT’s operations will be greater than expected; operating costs and disruption of management’s attention from ongoing business operations may be greater than expected; the effect of the announcement of the proposed merger on SIR’s and CCIT’s relationships with customers, tenants, lenders, operating results and business generally; the outcome of any legal proceedings relating to the merger or the merger agreement; risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; the ability of SIR, CCIT or the combined company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which SIR and CCIT operate, as detailed from time to time in each of the reports filed by SIR and CCIT with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the joint proxy statement/prospectus relating to the merger on file with the Securities and Exchange Commission and under Item 1.A in each of SIR’s and CCIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. SIR and CCIT caution that the foregoing list of important factors that may affect future results is not exhaustive. Stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SIR and CCIT or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither SIR nor CCIT undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Media Contact	Investor Contacts
John Bacon, APR	Cole Investor Services	Bonni Rosen, ARCP Investor Relations
602.778.6057	866.907.2653	800.606.3610